Exhibit 10.9

EXECUTION VERSION

PERFECTION CERTIFICATE

December 24, 2024

Reference is made to the Pledge and Security Agreement, dated as of the date hereof (the “Pledge and Security Agreement”), among Fold, Inc., a Delaware corporation (the “Company”) and ATW GROWTH OPPORTUNITIES SPV, LLC, as collateral agent for the Buyers (as defined below) (the “Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Pledge and Security Agreement.

In connection with the Securities Purchase Agreement, dated as of the date hereof (the “Securities Purchase Agreement”), made by and among and the investors listed on the Schedule of Buyers attached thereto (collectively, the “Buyers”), and the Company, the Company entered into the Pledge and Security Agreement, pursuant to which each Grantor certifies to the Agent and the Buyers on the date hereof as follows:

1. Names. The exact name of the Grantor (as it appears in the certificate of incorporation, as well as its state of incorporation, and organizational number are as follows:

Name	State of Incorporation/ Formation	Tax ID #	Organizational #
Fold, Inc.	Delaware	30-1206744	7539005

Set forth below is each other legal name that the Grantor has had at any time in the past five years:

Grantor	Past Names
Fold, Inc.	None.

Except as set forth in the table above or on Schedule 1, no Grantor has changed its identity or corporate structure in any way within the past five (5) years. Changes in identity or corporate structure include mergers, consolidations and acquisitions, as well as any change in form, name, nature or jurisdiction of incorporation/formation. If any such change has occurred, Schedule 1 includes the information required by Sections 1, 2 and 3 of this Certificate as to each acquiree or constituent party to a merger or consolidation.

The following is a list of all other names (including trade names or similar appellations) used by the Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five (5) years:

Grantor	Additional Names
Fold, Inc.	N/A

2. Nature of Business. The Grantor is primarily involved in the following type of business:

Grantor	Nature of Business
Fold, Inc.	Consumer financial services

3. Current Locations. The chief executive office address of the Grantor is as follows:

Grantor	Chief Executive Office
Fold, Inc.	11201 North Tatum Blvd., Suite 300, Unit 42035, Phoenix, AZ 85208

4. Prior Locations. Set forth below is all of the business locations, not otherwise listed herein, which were maintained by the Grantor at any time during the past five years:

Grantor	Business Location	Use
Fold, Inc.	655 Montgomery Street, San	mailing address
Francisco, CA 94111

Fold, Inc.	55 E 3rd Ave, San Mateo, CA	mailing address
94401

5. Bank Deposits. Set forth on Schedule 5 is the name of each bank at which the Grantor maintains deposit accounts, commodities accounts, or securities accounts, the type of account and the account numbers for each account.

6. Intellectual Property. Attached hereto as Schedule 6 is a list of all the patents, patent applications, copyright registrations and copyright applications, trademarks, trademark registrations, trademark applications, material patent licenses, material copyright licenses and material trademark licenses, domain names now owned or used by the Grantor, including, for any such intellectual property owned by the Grantor that is registered or for which an application for registration has been filed, the jurisdiction where such intellectual property is registered or in which an application for registration has been filed, as applicable.

7. Controllable Electronic Records. Attached hereto as Schedule 7 is a list of all (i) controllable accounts, (ii) controllable electronic records, (iii) controllable payment intangibles, (iv) “electronic chattel paper” or “chattel paper” which is evidenced by a copy of an electronic record, in each case as defined in the Uniform Commercial Code of any applicable jurisdiction, (v) documents (as defined in the Uniform Commercial Code) evidenced by a record consisting of information stored in an electronic medium and (vi) electronic money (including, without limitation, cryptocurrencies), including the name at the custodian, broker, exchange or other third party at which the foregoing is maintained and the account number related thereto.

8. Ownership. Attached hereto as Schedule 8 is a true and correct list of all duly authorized, issued and outstanding types of equity or membership interests of the Grantor and its Subsidiaries and the record ownership of such equity or membership interests. Also set forth on Schedule 8 is a list of each equity investment of the Grantor that represents 50% or less of the equity investment of the entity in which such investment was made.

Perfection Certificate – Page 2

IN WITNESS WHEREOF, the undersigned have executed this Perfection Certificate as of the date first set forth above.

FOLD, INC.

By:	/s/ Wolfe Repass
Name:	Wolfe Repass
Title:	Chief Financial Officer

[Signature Page to Perfection Certificate]